UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 16, 2006

(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 333-116843

Delaware	47-0938234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Old Deerfield Road, Highland Park, Illinois	60035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847/831-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition.

The information contained in this item 2.02, including the exhibits attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing, if any.

On October 16, 2006, the Company issued a press release, attached as Exhibit 99.1 to this report and incorporated by reference into this item 2.02, announcing its second quarter 2006 financial results and the restatement of certain previously issued financial statements.

The press release contains non-GAAP financial measures as defined in Item 10 of Regulation S-K of the Exchange Act. Management reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures utilized for analysis by the Company and our debt holders provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Those non-GAAP financial measures may be inconsistent with similar measures presented by other companies. Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s financial results reported in accordance with GAAP.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1:    Press Release issued by Solo Cup Company dated October 16, 2006.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

/s/ Robert M. Korzenski
Date: October 16, 2006	Robert M. Korzenski
President and Chief
Executive Officer